Quest Resource Holding Corporation Announces Retirement of

Chief Financial Officer Laurie Latham

THE COLONY, TX – April 26, 2022 – Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest" or the “Company”), a national leader in environmental waste and recycling services, today announced that Laurie L. Latham, Quest’s Chief Financial Officer (CFO) and Senior Vice President, informed the Company of her plans to retire, after almost ten years of dedicated and valuable service to Quest.

Ms. Latham’s retirement from Quest is part of an orderly succession plan. She will remain with Quest until August 31, 2022. The Company has initiated a search for her successor and appointed a search committee, which will be led by Glenn Culpepper, Member of the Board of Directors.

“Since the day I joined Quest, Laurie has been a friend and valued colleague. On behalf of everyone at Quest, I'd like to express my gratitude to Laurie for her selfless commitment, outstanding leadership, and financial stewardship,” said Quest President and Chief Executive Officer S. Ray Hatch. “Laurie has provided significant contribution to profitable growth over the last several years, helping us manage six acquisitions in the past 18 months, refinancing with multiple lenders at increasingly attractive terms, as well as successfully navigating the uncertainties and challenges related to a global pandemic. Beyond her role as finance chief, she has had an incredibly positive overall impact on our Company, and we wish her the very best in her future endeavors.”

Ms. Latham commented, “I am very proud of the turn around and profitable growth we have achieved during my tenure at Quest. I have loved this job and the talented and deeply dedicated team. After nearly ten years, I look forward to spending time with my family, recharging, and exploring new challenges. I am thankful for Ray and the Board's support during my tenure and am committed to providing a smooth transition supported by the strong finance and accounting team. I am confident, Quest has tremendous opportunities for profitable growth.”

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that empower larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. In some cases, you can identify forward-looking statements by the words "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. Examples of forward-looking statements include, among others, statements we make regarding Ms. Latham's retirement, future roles with the Company and the appointment of her successor.  Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2021. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424